Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Park Sterling Corporation and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James C. Cherry and David L. Gaines, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) a Registration Statement of Park Sterling Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of shares of common stock of Park Sterling Corporation to be issued in exchange for shares of common stock of Citizens South Banking Corporation, upon consummation of the proposed merger of Citizens South Banking Corporation with and into Park Sterling Corporation, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Park Sterling Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Park Sterling Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Park Sterling Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Park Sterling Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

PARK STERLING CORPORATION

/s/ James C. Cherry
James C. Cherry
Chief Executive Officer

Dated:  June 29, 2012

[Signatures continued on following page]

Signature	Title	Date
/s/ James C. Cherry	Chief Executive Officer and Director	June 29, 2012
James C. Cherry	(Principal Executive Officer)

/s/ David L. Gaines	Chief Financial Officer	June 29, 2012
David L. Gaines	(Principal Financial Officer)

/s/ Susan D. Sabo	Chief Accounting Officer	June 29, 2012
Susan D. Sabo	(Principal Accounting Officer)

/s/ Walter C. Ayers	Director	June 29, 2012
Walter C. Ayers

/s/ Leslie M. Baker, Jr.	Chairman of the Board	June 29, 2012
Leslie M. Baker, Jr.

/s/ Larry W. Carroll	Director	June 29, 2012
Larry W. Carroll

/s/ Jean E. Davis	Director	June 29, 2012
Jean E. Davis

/s/ Patricia C. Hartung	Director	June 29, 2012
Patricia C. Hartung

/s/ Thomas B. Henson	Director	June 29, 2012
Thomas B. Henson

/s/ Jeffrey S. Kane	Director	June 29, 2012
Jeffrey S. Kane